Exhibit 23.3

CONSENT OF K&A ENERGY CONSULTANTS, INC.

     We hereby consent to the reference in this Form 10-K of Southwestern Energy Company to our Firm’s name and our Firm’s review of the proved oil and gas quantities reserve quantities as of December 31, 2002, and to the incorporation by reference of our Firm’s name and review into Southwestern Energy Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42484, 333-69720, 333-100702 and 333-101160) and Form S-3 (File No. 333-101658).

K&A ENERGY CONSULTANTS, INC.

By	/s/ Jim F. Stinson

	Name:	Jim F. Stinson
	Title:	Vice President

Tulsa, Oklahoma
February 14, 2003